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                                                                   Exhibit 10.26
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[LOGO OF GREYROCK CAPITAL APPEARS HERE]

                          LOAN AND SECURITY AGREEMENT

BORROWER:      PRIME RESPONSE, INC.
ADDRESS:       150 CAMBRIDGE PARK DRIVE
               CAMBRIDGE, MASSACHUSETTS  02140

DATE:          OCTOBER 28, 1999

This Loan and Security Agreement is entered into on the above date between GREYROCK CAPITAL, a Division of Banc of America Commercial Finance Corporation ("GC"), whose address is 10880 Wilshire Boulevard, Suite 1850, Los Angeles, California 90024 and the borrower named above ("Borrower"), whose chief executive office is located at the above address ("Borrower's Address"). Banc of America Commercial Finance Corporation is hereinafter referred to as "GC". The Schedule to this Agreement (the "Schedule") being signed concurrently is an integral part of this Agreement. (Definitions of certain terms used in this Agreement are set forth in Section 8 below.)

1.  LOANS.

    1.1 LOANS. GC will make loans to Borrower (the "Loans") up to the amounts (the "Credit Limit") shown on the Schedule, provided no Default or Event of Default has occurred and is continuing. If at any time or for any reason the total of all outstanding Loans and all other Obligations exceeds the Credit Limit, Borrower shall pay the amount of the excess to GC, without notice or demand*.

    *WITHIN ONE BUSINESS DAY

    1.2 INTEREST. All Loans and all other monetary Obligations shall bear interest at the rate shown on the Schedule, except where expressly set forth to the contrary in this Agreement or in another written agreement signed by GC and Borrower. Interest shall be payable monthly, on the last day of the month. Unpaid interest* may, in GC's discretion, be charged to Borrower's loan account, and the same shall thereafter bear interest at the same rate as the other Loans.

    *UNPAID INTEREST

    1.3 FEES. Borrower shall pay GC the fee(s) shown on the Schedule, which are in addition to all interest and other sums payable to GC and are not refundable.

2.  SECURITY INTEREST.

    2.1 SECURITY INTEREST. To secure the payment and performance of all of the Obligations when due, Borrower hereby grants to GC a security interest in all of Borrower's interest in the following, whether now owned or hereafter acquired, and wherever located (collectively, the "Collateral"): All Inventory, Equipment, Receivables, Investment Property and General Intangibles, including, without limitation, all of Borrower's Deposit Accounts, all money, all collateral in which GC is granted a security interest pursuant to any other present or future agreement, all property now or at any time in the future in GC's possession, and all proceeds (including proceeds of any insurance policies, proceeds of letters of credit, proceeds of proceeds and claims against third parties), all products of the foregoing, and all books and records related to any of the foregoing. Borrower's payment and performance of all of the Obligations when due shall be secured also by the Additional Collateral.

3.  REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE BORROWER.

    In order to induce GC to enter into this Agreement and to make Loans, Borrower represents and warrants to GC as follows, and Borrower covenants that the following representations will continue to be true,* and that

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Borrower will at all times comply with all of the following covenants:

   *(EXCEPT AS EXPRESSLY PROVIDED BELOW FOR CHANGES PURSUANT TO WRITTEN NOTICE BY BORROWER TO GC)

   3.1 EXISTENCE AND AUTHORITY. Borrower is and will continue to be, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Borrower is and will continue to be qualified and licensed to do business in all jurisdictions in which any failure to do so would have a material adverse effect on Borrower. The execution, delivery and performance by Borrower of this Agreement, and all other documents contemplated hereby (i) have been duly and validly authorized, (ii) are enforceable against Borrower in accordance with their terms (except as enforcement may be limited by equitable principles and by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors' rights generally), (iii) do not violate Borrower's articles or certificate of incorporation or bylaws or any law or any material agreement or instrument which is binding upon Borrower or its property, and (iv) do not constitute grounds for acceleration of any material indebtedness or obligation under any material agreement or instrument which is binding upon Borrower or its property.

   3.2 NAME; TRADE NAMES AND STYLES. The name of Borrower set forth in the heading to this Agreement is its correct name. Listed on the Schedule are all prior names of Borrower and all of Borrower's present and prior trade names. Borrower shall give GC 30 days prior written notice before changing its name or doing business under any other name. Borrower has complied, and will in the future comply, with all laws relating to the conduct of business under a fictitious business name.

   3.3 PLACE OF BUSINESS; LOCATION OF COLLATERAL. The address set forth in the heading to this Agreement is Borrower's chief executive office. In addition, Borrower has places of business and Collateral is located only at the locations set forth on the Schedule*. Borrower will give GC at least 30 days' prior written notice before opening any additional place of business, changing its chief executive office, or moving any of the Collateral** other than Borrower's Address or one of the locations set forth on the Schedule.

   *(EXCEPT FOR SALES OFFICES AT WHICH NOT MORE THAN $50,000 OF COLLATERAL IS LOCATED)

  **TO ANY NEW LOCATION NOT PREVIOUSLY REPORTED TO GC

  3.4 TITLE TO COLLATERAL; PERMITTED LIENS. Borrower is now, and will at all times in the future be, the sole owner of all the Collateral, except for items of Equipment which are leased by Borrower. The Collateral now is and will remain free and clear of any and all liens, charges, security interests, encumbrances and adverse claims, except for Permitted Liens. GC now has, and will continue to have, a first-priority perfected and enforceable security interest in all of the Collateral, subject only to the Permitted Liens, and Borrower will at all times defend GC and the Collateral against all claims of others. So long as any Loan is outstanding which is a term loan, none of the Collateral now is or will be affixed to any real property in such a manner, or with such intent, as to become a fixture. Borrower is not and will not become a lessee under any real property lease pursuant to which the lessor may obtain any rights in any of the Collateral* and no such lease now prohibits, restrains, impairs or will prohibit, restrain or impair Borrower's right to remove any Collateral from the leased premises. Whenever any Collateral is located upon premises in which any third party has an interest (whether as owner, mortgagee, beneficiary under a deed of trust, lien or otherwise), Borrower shall, whenever requested by GC, use its best efforts to cause such third party to execute and deliver to GC, in form acceptable to GC, such waivers and subordinations as GC shall specify, so as to ensure that GC's rights in the Collateral are, and will continue to be, superior to the rights of any such third party. Borrower will keep in full force and effect, and will comply with all the** terms of, any lease of real property where any of the Collateral now or in the future may be located***.

   *(UNLESS BORROWER PROVIDES GC WITH A LANDLORD WAIVER WITH RESPECT THERETO IN FORM AND SUBSTANCE SATISFACTORY TO GC, IF SO REQUESTED BY GC, OR UNLESS THE SAME IS A SALES OFFICE AT WHICH NOT MORE THAN $50,000 OF COLLATERAL IS LOCATED)

  **MATERIAL

 ***EXCEPT FOR LEASES OF SALES OFFICES AT WHICH NOT MORE THAN $50,000 OF COLLATERAL IS LOCATED

    3.5 MAINTENANCE OF COLLATERAL. Borrower will maintain the *Collateral in good working condition, ordinary wear and tear excepted, and Borrower will not use the Collateral for any unlawful purpose. Borrower will immediately advise GC in writing of any material loss or damage to the Collateral. Borrower will maintain the validity of, and otherwise maintain, preserve and protect, its patents, trademarks, copyrights and other intellectual property in accordance with prudent business practices.

   *EQUIPMENT AND OTHER TANGIBLE

    3.6 BOOKS AND RECORDS. Borrower has maintained and will maintain at Borrower's Address complete and accurate books and records, comprising an accounting

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system in accordance with generally accepted accounting principles.

    3.7 FINANCIAL CONDITION, STATEMENTS AND REPORTS. All financial statements now or in the future delivered to GC have been, and will be, prepared in conformity with generally accepted accounting principles and now and in the future will completely and fairly reflect the financial condition of Borrower, at the times and for the periods therein stated. Between the last date covered by any such statement provided to GC and the date hereof, there has been no material adverse change in the financial condition or business of Borrower. Borrower is now and will continue to be solvent.

    3.8 TAX RETURNS AND PAYMENTS; PENSION CONTRIBUTIONS. Borrower has timely filed, and will timely file, all tax returns and reports required by applicable law, and Borrower has timely paid, and will timely pay, all applicable taxes, assessments, deposits and contributions now or in the future owed by Borrower*. Borrower may, however, defer payment of any contested taxes, provided that Borrower (i) in good faith contests Borrower's obligation to pay the taxes by appropriate proceedings promptly and diligently instituted and conducted, (ii) notifies GC in writing of the commencement of, and any material development in, the proceedings, and (iii) posts bonds or takes any other steps required to keep the contested taxes from becoming a lien upon any of the Collateral. Borrower is unaware of any claims or adjustments proposed for any of Borrower's prior tax years which could result in additional taxes becoming due and payable by Borrower. Borrower has paid, and shall continue to pay all amounts necessary to fund all present and future pension, profit sharing and deferred compensation plans in accordance with their terms, and Borrower has not and will not withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any such plan which could result in any liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or any other governmental agency. Borrower shall, at all times, maintain a separate payroll account which shall be used exclusively for payment of payroll and payroll taxes and other items related directly to payroll.

    *(EXCEPT WHERE FAILURE TO DO SO WOULD NOT HAVE A MATERIAL ADVERSE EFFECT ON BORROWER AND WOULD NOT RESULT IN A LIEN ON ANY OF THE COLLATERAL, BUT ONLY SO LONG AS THE BORROWER MAINTAINS ADEQUATE RESERVES WITH RESPECT TO SUCH LIABILITIES IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES CONSISTENTLY APPLIED)

    3.9 COMPLIANCE WITH LAW. Borrower has complied, and will comply, in all material respects, with all provisions of all applicable laws and regulations, including, but not limited to, those relating to Borrower's ownership of real or personal property, the conduct and licensing of Borrower's business, and all environmental matters.

    3.10 LITIGATION. Except as disclosed in the Schedule, there is no claim, suit, litigation, proceeding or investigation pending or (to best of Borrower's knowledge) threatened by or against or affecting Borrower in any court or before any governmental agency (or any basis therefor known to Borrower) which * result, either separately or in the aggregate, in any material adverse change in the financial condition or business of Borrower, or in any material impairment in the ability of Borrower to carry on its business in substantially the same manner as it is now being conducted. Borrower will promptly inform GC in writing of any claim, proceeding, litigation or investigation in the future threatened or instituted by or against Borrower**.

    *IS REASONABLY LIKELY TO

   **WHICH, IF DETERMINED ADVERSELY TO THE BORROWER, WOULD BE REASONABLY LIKELY TO RESULT IN (I) A JUDGMENT, LOSS OR PAYMENT OF $50,000 OR MORE, OR $100,000 OR MORE IN THE AGGREGATE, OR (II) A MATERIAL ADVERSE CHANGE IN THE BUSINESS OR CONDITION OF BORROWER, OR A MATERIAL IMPAIRMENT IN THE ABILITY OF BORROWER TO CARRY ON ITS BUSINESS IN SUBSTANTIALLY THE SAME MANNER AS IT IS NOW BEING CONDUCTED

    3.11 USE OF PROCEEDS. All proceeds of all Loans shall be used solely for lawful business purposes.

    3.12 YEAR 2000 COMPLIANCE. The Borrower has (i) initiated a review and assessment of all areas within its and each of its subsidiaries' business and operations (including those affected by suppliers and vendors) that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by the Borrower or any of its subsidiaries (or its suppliers and vendors) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31,
1999), (ii) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis, and (iii) to date, implemented that plan in accordance with that timetable. The Borrower reasonably believes that all computer applications (including those of its suppliers and vendors) that are material to its or any of its subsidiaries' business and operations will on a timely basis be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be "Year 2000 compliant"), except to the extent that a failure to do so could not reasonably be expected to have material adverse effect. The Borrower will promptly notify GC in the event the

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Borrower discovers or determines that any computer application (including those of its suppliers and vendors) that is material to its or any of its subsidiaries' business and operations will not be Year 2000 compliant on a timely basis, except to the extent that such failure could not reasonably be expected to have a material adverse effect.

4. RECEIVABLES AND INVESTMENT PROPERTY.

   4.1 REPRESENTATIONS RELATING TO RECEIVABLES. Borrower and each Related Company represents and warrants to GC that each Receivable with respect to which Loans are requested by Borrower shall, on the date each Loan is requested and made, represent an undisputed, bona fide, existing, unconditional obligation of the Account Debtor created by the sale, delivery, and acceptance of goods* or the rendition of services, in the ordinary course of Borrower's business or any Related Company's business**.

     *, THE LICENSING OF SOFTWARE,

    **(EXCEPT AS DISCLOSED TO AND APPROVED BY GC)

   4.2 REPRESENTATIONS RELATING TO DOCUMENTS AND LEGAL COMPLIANCE. Borrower and Related Companies each represents and warrants to GC as follows: All statements made and all unpaid balances appearing in all invoices, instruments and other documents evidencing the Receivables are and shall be true and correct and all such invoices, instruments and other documents and all of Borrower's (or any Related Company's, as the case may be) books and records are and shall be genuine and in all respects what they purport to be, and all signatories and endorsers* have the capacity to contract. All sales and other transactions underlying or giving rise to each Receivable shall comply with all applicable laws and governmental rules and regulations. All signatures and indorsements on all documents, instruments, and agreements relating to all Receivables* are and shall be genuine, and all such documents, instruments and agreements are and shall be legally enforceable in accordance with their terms.

    *(TO THE BEST OF BORROWER'S KNOWLEDGE, FOR PARTIES OTHER THAN BORROWER)

    4.3 SCHEDULES AND DOCUMENTS RELATING TO RECEIVABLES AND INVESTMENT PROPERTY. Borrower shall deliver to GC transaction reports and loan requests, schedules and assignments of all Receivables, and schedules of collections, all on GC's standard forms*; provided, however, that Borrower's failure to execute and deliver the same shall not affect or limit GC's security interest and other rights in all of Borrower's and any Related Company's Receivables, nor shall GC's failure to advance or lend against a specific Receivable affect or limit GC's security interest and other rights therein. Together with each such schedule and assignment, or later if requested by GC, Borrower shall furnish GC with copies (or, at GC's request, originals) of all contracts, orders, invoices, and other similar documents, and all original shipping instructions, delivery receipts, bills of lading, and other evidence of delivery, for any goods the sale or disposition of which gave rise to such Receivables, and Borrower warrants the genuineness of all of the foregoing. Borrower shall also furnish to GC an aged accounts receivable trial balance in such form and at such intervals as GC shall request. In addition, Borrower shall deliver to GC the originals of all instruments, chattel paper, security agreements, guarantees and other documents and property evidencing or securing any Receivables, immediately upon receipt thereof and in the same form as received, with all necessary indorsements, and, upon the request of GC, Borrower shall deliver to GC all letters of credit and also all certificated securities with respect to any Investment Property, with all necessary indorsements, and obtain such account control agreements with securities intermediaries and take such other action with respect to any Investment Property, as GC shall request, in form and substance satisfactory to GC. Upon request of GC Borrower additionally shall obtain consents from any letter of credit issuers with respect to the assignment to GC of any letter of credit proceeds.

    *, AS GC SHALL REASONABLY REQUEST

    4.4 COLLECTION OF RECEIVABLES AND INVESTMENT PROPERTY INCOME. Borrower and Related Companies each shall have the right to collect all Receivables and retain all Investment Property payments and distributions, unless and until a Default or an Event of Default has occurred*. Borrower shall hold all payments on, and proceeds of, and distributions with respect to, Receivables and Investment Property in trust for GC, and Borrower shall deliver all such payments, proceeds and distributions to GC, within one business day after receipt of the same, in their original form, duly endorsed, to be applied to the Obligations in such order as GC shall determine. Except to the extent otherwise provided in the Schedule or as otherwise agreed with GC, each Related Company shall hold all payments on, and proceeds of, and distributions with respect to, each Related Company's Receivables in trust for GC, and each Related Company shall deliver all such payments, proceeds and distributions to GC, within one Business Day after receipt of the same, in their original form, duly endorsed, to be applied to the Obligations in such order as GC shall determine.

    4.5 Upon the request of GC, any such distributions and payments with respect to any Investment Property held in any securities account shall be held and retained in such securities account as part of the Collateral.

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 *AND IS CONTINUING

 **, SUBJECT TO SECTION 7.5

    4.6 DISPUTES. Borrower and Related Companies each shall notify GC promptly of all disputes* or claims relating to Receivables on the regular reports to GC. Borrower shall not forgive, or settle any Receivable for less than payment in full, or agree to do any of the foregoing (nor shall any Related Company agree to do any of the foregoing), except that each of the Related Companies and Borrower may do so, provided that: (i) Borrower or any Related Company, as the case may be, does so in good faith, in a commercially reasonable manner, in the ordinary course of business, and in arm's-length transactions, which are reported to GC on the regular reports provided to GC; (ii) no Default or Event of Default has occurred and is continuing; and (iii) taking into account all such settlements and forgiveness, the total outstanding Loans and other Obligations will not exceed the Credit Limit.

 *IN EXCESS OF $50,000

    4.7 RETURNS. Provided no Event of Default has occurred and is continuing, if any Account Debtor returns any Inventory to Borrower (or a Related Company) in the ordinary course of its business, Borrower (or a Related Company) shall promptly determine the reason for such return and promptly issue a credit memorandum to the Account Debtor in the appropriate amount (sending a copy to GC). In the event any attempted return occurs after the occurrence of any Event of Default, Borrower (or a Related Company) shall (i) not accept any return without GC's prior written consent, (ii) hold the returned Inventory in trust for GC, (iii) segregate all returned Inventory from all of Borrower's (or a Related Company's) other property, (iv) conspicuously label the returned Inventory as GC's property, and (v) immediately notify GC of the return of any Inventory, specifying the reason for such return, the location and condition of the returned Inventory, and on GC's request deliver such returned Inventory to GC.

    4.8 VERIFICATION. GC may, from time to time, verify directly with the respective Account Debtors the validity, amount and other matters relating to the Receivables, by means of mail, telephone or otherwise, either in the name of Borrower or a Related Company or GC or such other name as GC may choose, and GC or its designee may, at any time, notify Account Debtors that it has a security interest in the Receivables.

    4.9 NO LIABILITY. GC shall not under any circumstances be responsible or liable for any shortage or discrepancy in, damage to, or loss or destruction of, any goods, the sale or other disposition of which gives rise to a Receivable, or for any error, act, omission, or delay of any kind occurring in the settlement, failure to settle, collection or failure to collect any Receivable, or for settling any Receivable in good faith for less than the full amount thereof, nor shall GC be deemed to be responsible for any of Borrower's obligations under any contract or agreement giving rise to a Receivable. Nothing herein shall, however, relieve GC from liability for its own gross negligence or willful misconduct.

5.  ADDITIONAL DUTIES OF THE BORROWER.

    5.1 INSURANCE. Borrower shall, at all times, insure all of the tangible personal property Collateral and carry such other business insurance, with insurers reasonably acceptable to GC, in such form and amounts as GC may reasonably require, and Borrower shall provide evidence of such insurance to GC, so that GC is satisfied that such insurance is, at all times, in full force and effect. All such insurance policies shall name GC as an additional loss payee, and shall contain a lenders loss payee endorsement in form reasonably acceptable to GC. Upon receipt of the proceeds of any such insurance, GC shall apply such proceeds in reduction of the Obligations as GC shall determine in its sole discretion, except that, provided no Default or Event of Default has occurred and is continuing, GC shall release to Borrower* insurance proceeds with respect to Equipment totaling less than $100,000, which shall be utilized by Borrower for the replacement of the Equipment with respect to which the insurance proceeds were paid**. GC may require reasonable assurance that the insurance proceeds so released will be so used. If Borrower fails to provide or pay for any insurance, GC may, but is not obligated to, obtain the same at Borrower's expense. Borrower shall promptly deliver to GC copies of all**** reports made to insurance companies.

  *(I)

  **AND (II) INSURANCE PROCEEDS WITH RESPECT TO INVENTORY TOTALING LESS THAN $100,000, WHICH SHALL BE UTILIZED BY BORROWER FOR THE REPLACEMENT OF THE INVENTORY WITH RESPECT TO WHICH THE INSURANCE PROCEEDS WERE PAID.

  *** MATERIAL

    5.2 REPORTS. Borrower, at its expense, shall provide GC with the written reports set forth in the Schedule, and such other written reports with respect to Borrower and the Related Companies (including budgets, sales projections, operating plans and other financial documentation), as GC shall from time to time reasonably specify.

    5.3 ACCESS TO COLLATERAL, BOOKS AND RECORDS. At reasonable times, and on one business day's notice, GC, or its agents, shall have the right to inspect the Collateral,

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and the right to audit and copy Borrower's and any Related Company's books and records. GC shall take reasonable steps to keep confidential all information obtained in any such inspection or audit, but GC shall have the right to disclose any such information to its auditors, regulatory agencies, and attorneys, and pursuant to any subpoena or other legal process. The foregoing inspections and audits shall be at Borrower's expense and the charge therefor shall be $600 per person per day (or such higher amount as shall represent GC's then current standard charge for the same), plus reasonable out-of-pockets expenses. Borrower shall not be charged more than $3,000 per audit (plus reasonable out-of-pockets expenses), nor shall audits be done more frequently than four times per calendar year, provided that * the foregoing limits shall not apply after the occurrence of a Default or Event of Default, nor shall they restrict GC's right to conduct audits at its own expense (whether or not a Default or Event of Default has occurred). Borrower will not enter into any agreement with any accounting firm, service bureau or third party to store Borrower's books or records at any location other than Borrower's Address, without first obtaining GC's written consent, which may be conditioned upon such accounting firm, service bureau or other third party agreeing to give GC the same rights with respect to access to books and records and related rights as GC has under this Agreement.

    * GC SHALL NOT CHARGE FOR MORE THAN ONE SUCH AUDIT PER YEAR; AND PROVIDED FURTHER THAT

    5.4 REMITTANCE OF PROCEEDS. All proceeds arising from the sale or other disposition of any Collateral shall be delivered, in kind, by Borrower or any Related Company to GC* in the original form in which received by Borrower or such Related Company not later than the following business day after receipt by Borrower**, to be applied to the Obligations in such order as GC shall determine***; provided that, if no Default or Event of Default has occurred and is continuing, and if no term loan is outstanding hereunder, then Borrower shall not be obligated to remit to GC the proceeds of the sale of Equipment which is sold in the ordinary course of business, in a good-faith arm's-length transaction****. Except for the proceeds of the sale of Equipment as set forth above and except as provided in the Schedule as to Related Company, Borrower and each Related Company shall not commingle proceeds of Collateral with any of Borrower's or a Related Company's other funds or property, and shall hold such proceeds separate and apart from such other funds and property and in an express trust for GC. Nothing in this Section limits the restrictions on disposition of Collateral set forth elsewhere in this Agreement.

    *(OR, AT GC'S REQUEST, INTO A LOCKBOX ACCOUNT, OR OTHER BLOCKED ACCOUNT, ESTABLISHED PURSUANT TO AN AGREEMENT ACCEPTABLE TO GC, AND WITH A BANK SELECTED BY BORROWER WHICH IS ACCEPTABLE TO GC)

    **(EXCEPT WIRE TRANSFER REMITTANCES RECEIVED BY BORROWER OR A RELATED COMPANY SHALL BE TRANSMITTED TO GC IN TOTAL THE DAY FOLLOWING POSTING TO BORROWER'S BANK ACCOUNT)

    ***(SUBJECT TO SECTION 7.5)

  ****NOR SHALL BORROWER OR ANY RELATED COMPANY BE OBLIGATED TO REMIT TO GC ANY SUCH PROCEEDS UNLESS THE AGGREGATE AMOUNT THEREOF RECEIVED AND HELD BY THE BORROWER OR SUCH RELATED COMPANY EQUALS OR EXCEEDS $25,000

    5.5 NEGATIVE COVENANTS. Except as may be permitted in the Schedule, neither Borrower nor any Related Company shall, without GC's prior written consent, do any of the following: (i) merge or consolidate with another corporation or entity; (ii) acquire any assets, except in the ordinary course of business;
(iii) sell or transfer any Collateral, except that, provided no Default or Event of Default has occurred and is continuing, each of Borrower and the Related Companies may (A) sell finished Inventory in the ordinary course of Borrower's or such Related Company's business, (B) sell Equipment in the ordinary course of business, in good-faith arm's-length transactions, and (C) license or sublicense on a non-exclusive basis intellectual property in the ordinary course of Borrower's or such Related Company's business; (IV) store any Inventory or other Collateral with any warehouseman or other third party*; (V) sell any Inventory on a sale-or-return, guaranteed sale, consignment, or other contingent basis;
(VI) make any loans of any money or other assets**; (VII) incur any debts, outside the ordinary course of business, which would have a material, adverse effect on Borrower or a Related Company or on the prospect of repayment of the Obligations; (VIII) guarantee or otherwise become liable with respect to the obligations of another party or entity***; (IX) pay or declare any dividends on Borrower's or a Related Company's stock (except for dividends payable solely in stock of Borrower or a Related Company) other than to Parent Company; (X) redeem, retire, purchase or otherwise acquire, directly or indirectly, any of Borrower's or a Related Company's stock****; (XI) make any change in Borrower's or a Related Company's capital structure which would have a material adverse effect on Borrower or a Related Company or on the prospect of repayment of the Obligations; (XII) dissolve or elect to dissolve; or (XIII) agree to do any of the foregoing.

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    *, UNLESS SUCH WAREHOUSEMAN OR OTHER THIRD PARTY ENTERS INTO A BAILEE
AGREEMENT WITH GC ON TERMS SATISFACTORY TO GC IN ITS SOLE DISCRETION

    **, EXCEPT (A) ADVANCES TO SUBSIDIARIES OF THE BORROWER OR A RELATED COMPANY AND CUSTOMERS OR SUPPLIERS, IN EACH CASE, IF CREATED, ACQUIRED OR MADE IN THE ORDINARY COURSE OF BUSINESS, (B) TRAVEL ADVANCES IN THE ORDINARY COURSE OF BUSINESS, (C) EMPLOYEE RELOCATION LOANS IN THE ORDINARY COURSE OF BUSINESS, (D) INTERCOMPANY ADVANCES, (E) OTHER EMPLOYEE LOANS AND ADVANCES IN THE ORDINARY COURSE OF BUSINESS, (F) LOANS TO EMPLOYEES, OFFICERS AND DIRECTORS FOR THE PURPOSE OF PURCHASING EQUITY SECURITIES OF THE PARENT COMPANY, (G) OTHER LOANS TO OFFICERS AND EMPLOYEES APPROVED BY THE BOARD OF DIRECTORS OF THE BORROWER OR THE APPLICABLE RELATED COMPANY AND (H) OTHER LOANS OR EXTENSIONS OF CREDIT NOT OTHERWISE PERMITTED HEREUNDER, PROVIDED THAT THE AGGREGATE AMOUNT OF ALL OF THE FOREGOING ITEMS SET FORTH IN (A), (B), (E), (F), (G) AND (H) SHALL NOT EXCEED $1,000,000 AT ANY ONE TIME OUTSTANDING EXCEPT THAT ANY LOANS MADE PRIOR TO THE DATE HEREOF PURSUANT TO ITEM (A) SHALL NOT BE INCLUDED IN SAID $1,000,000 LIMIT, AND PROVIDED, FURTHER, THAT NO DEFAULT OR EVENT OF DEFAULT SHALL EXIST EITHER IMMEDIATELY PRIOR TO OR AFTER GIVING EFFECT TO THE MAKING OF ANY OF THE FOREGOING ADVANCES, LOANS OR OTHER EXTENSIONS OF CREDIT IN CLAUSES (A) THROUGH
(H)

    ***EXCEPT THAT PARENT COMPANY MAY ISSUE GUARANTEES OF ITS SUBSIDIARIES' OBLIGATIONS IN THE ORDINARY COURSE OF BUSINESS

    ****(EXCEPT THAT THE PARENT COMPANY MAY REPURCHASE OR REDEEM SHARES OF ITS CAPITAL STOCK (A) PURSUANT TO EMPLOYEE OPTION PLANS FOR AN AGGREGATE PURCHASE PRICE NOT TO EXCEED $250,000 PLUS PAYMENTS MADE FROM THE PROCEEDS OF THE EXERCISE OF STOCK OPTIONS PER FISCAL YEAR, ON A NON-CUMULATIVE BASIS AND (B) IF A CAPITAL CONTRIBUTION TO THE PARENT COMPANY HAS BEEN MADE PRIOR TO ANY SUCH PURCHASE OR REDEMPTION IN AN AGGREGATE AMOUNT AT LEAST EQUAL TO THE AMOUNT OF THE PURCHASE OR REDEMPTION)

    5.6 LITIGATION COOPERATION. Should any third-party suit or proceeding be instituted by or against GC with respect to any Collateral or in any manner relating to Borrower or any Related Company, Borrower or any Related Company, as the case may be, shall, without expense to GC, make available Borrower and its officers, employees and agents, and Borrower's or any Related Company's, as the case may be, books and records, without charge, to the extent that GC may deem them reasonably necessary in order to prosecute or defend any such suit or proceeding.

    5.7 NOTIFICATION OF CHANGES. Borrower and the Related Companies each will promptly notify GC in writing of any change in its*, the opening of any new bank account or other deposit account, the opening of any new securities account, and any material adverse change in the business or financial affairs of Borrower.

    *EXECUTIVE OFFICERS

    5.8 FURTHER ASSURANCES. Borrower agrees, at its expense, on request by GC, to execute all documents and take all actions, as GC may deem reasonably necessary or useful in order to perfect and maintain GC's perfected security interest in the Collateral, and in order to fully consummate the transactions contemplated by this Agreement.

    5.9 INDEMNITY. Borrower hereby agrees to indemnify GC and hold GC harmless from and against any and all claims, debts, liabilities, demands, obligations, actions, causes of action, penalties, costs and expenses (including attorneys' fees), of every nature, character and description, which GC may sustain or incur based upon or arising out of any of the Obligations, any actual or alleged failure to collect and pay over any withholding or other tax relating to Borrower or its employees, any relationship or agreement between GC and Borrower, any actual or alleged failure of GC to comply with any writ of attachment or other legal process relating to Borrower or any of its property, or any other matter, cause or thing whatsoever occurred, done, omitted or suffered to be done by GC relating to Borrower or the Obligations (except any such amounts sustained or incurred as the result of the gross negligence or willful misconduct of GC or any of its directors, officers, employees, agents, attorneys, or any other person affiliated with or representing GC). Notwithstanding any provision in this Agreement to the contrary, the indemnity agreement set forth in this Section shall survive any termination of this Agreement and shall for all purposes continue in full force and effect.

6.  TERM.

    6.1 MATURITY DATE. This Agreement shall continue in effect until the maturity date set forth on the Schedule (the "Maturity Date"); provided that the Maturity Date shall automatically be extended, and this Agreement shall automatically and continuously renew, for successive additional terms of one year each, unless one party gives written notice to the other, not less than sixty days prior to the next Maturity Date, that such party elects to terminate this Agreement effective on the next Maturity Date.

    6.2 EARLY TERMINATION. This Agreement may be terminated prior to the Maturity Date as follows: (i) by Borrower, effective three business days after written notice of termination is given to GC; or (ii) by GC at any time after the occurrence of an Event of Default, without notice, effective immediately. If this Agreement is terminated by Borrower or by GC under this Section 6.2,

Borrower shall pay to GC a termination fee (the "Termination Fee") in the amount shown on the Schedule. The Termination Fee shall be due and payable on the effective date of termination and thereafter shall bear interest at a rate equal to the highest rate applicable to any of the Obligations.

    6.3 PAYMENT OF OBLIGATIONS. On the Maturity Date or on any earlier effective date of termination, Borrower shall pay and perform in full all Obligations, whether evidenced by installment notes or otherwise, and whether or not all or any part of such Obligations are otherwise then due and payable. Without limiting the generality of the foregoing, if on the Maturity Date, or on any earlier effective date of termination, there are any outstanding letters of credit issued based upon an application, guarantee, indemnity or similar agreement on the part of GC, then on such date Borrower shall provide to GC cash collateral in an amount equal to 110% of the face amount of all such letters of credit plus all interest, fees and costs due or (in GC's estimation) likely to become due in connection therewith, to secure all of the Obligations relating to said letters of credit, pursuant to GC's then standard form cash pledge agreement. Notwithstanding any termination of this Agreement, all of GC's security interests in all of the Collateral and all of the terms and provisions of this Agreement shall continue in full force and effect until all Obligations have been paid and performed in full; provided that GC may, in its sole discretion, refuse to make any further Loans after termination. No termination shall in any way affect or impair any right or remedy of GC, nor shall any such termination relieve Borrower of any Obligation to GC, until all of the Obligations have been paid and performed in full. Upon payment and performance in full of all the Obligations and termination of this Agreement, GC shall promptly deliver to Borrower termination statements, requests for reconveyances and such other documents as may be reasonably required to terminate GC's security interests.

7.  EVENTS OF DEFAULT AND REMEDIES.

    7.1 EVENTS OF DEFAULT. The occurrence of any of the following events shall constitute an "Event of Default" under this Agreement, and Borrower shall give GC immediate written notice thereof: (A) Any warranty, representation, statement, report or certificate made or delivered to GC by Borrower or any Guarantor or any of Borrower's or any Guarantor's officers, employees or agents, now or in the future, shall be untrue or misleading in a material respect*; or
(B) Borrower shall fail to pay when due any Loan or any interest thereon or any other monetary Obligation**; or (C) the total Loans and other Obligations outstanding at any time shall exceed the Credit Limit***; or (D) Borrower shall fail to perform any non-monetary Obligation which by its nature cannot be cured; or (e) Borrower shall fail to perform any other non-monetary Obligation, which failure is not cured within **** business days after the date performance is due; or (f) any levy, assessment, attachment, seizure, lien or encumbrance (other than a Permitted Lien) is made on all or any part of the Collateral which is not cured within ***** days after the occurrence of the same; or (g) any default or event of default occurs under any obligation secured by a Permitted Lien, which is not cured within any applicable cure period or waived in writing by the holder of the Permitted Lien+; or (h) Borrower or any Guarantor breaches any material contract or obligation, which has or may reasonably be expected to have a material adverse effect on Borrower's or such Guarantor's business or financial condition; or (i) dissolution, termination of existence, insolvency or business failure of Borrower or any Guarantor; or appointment of a receiver, trustee or custodian, for all or any part of the property of, assignment for the benefit of creditors by, or the commencement of any proceeding by Borrower or any Guarantor under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect; or (j) the commencement of any proceeding against Borrower or any Guarantor under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect, which is not cured by the dismissal thereof within 45 days after the date commenced; or (k) revocation or termination of, or limitation or denial of liability upon, any guaranty of the Obligations or any attempt to do any of the foregoing; or (l) revocation or termination of, or limitation or denial of liability upon, any pledge of any certificate of deposit, securities or other property or asset pledged by any other Person to secure any or all of the Obligations, or any attempt to do any of the foregoing, or commencement of proceedings by or against any such Person under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect; or (m) Borrower or any Guarantor makes any payment on account of any indebtedness or obligation which has been subordinated to the Obligations other than as permitted in the applicable subordination agreement, or if any Person who has subordinated such indebtedness or obligations terminates or in any way limits or terminates its subordination agreement; or (n) there shall be a change in the record or beneficial ownership of an aggregate of more than 20% of the outstanding shares of stock of Parent Company, in one or more transactions, compared to the ownership of outstanding shares of stock of Parent Company in effect on the date hereof, ++ without the prior written consent of GC; or (o) Borrower or any Guarantor shall generally not pay its debts as they become due, or Borrower or any Guarantor shall conceal, remove or transfer any part of its property, with intent to hinder, delay or defraud its creditors, or make or suffer any transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or (p) there shall be a material adverse change in Borrower's or any Guarantor's business or financial condition; or (q) there shall be a change in the record or beneficial ownership of Borrower or Borrower Affiliate such that Parent Company ceases to hold 100% of the common stock and all other capital stock of Borrower and Borrower Affiliate, without the prior written consent of GC; or (r) any defined "Event of Default" shall exist under any Related Company Guaranty or Security Agreement, or the security provided by the Borrower Affiliate shall become enforceable. GC may cease making any Loans hereunder during any of the above cure periods, and thereafter if an Event of Default has occurred.

    *WHEN MADE

    **AND IN THE CASE OF ANY AMOUNT OTHER THAN PRINCIPAL, SUCH DEFAULT SHALL CONTINUE FOR THREE BUSINESS DAYS

    ***AND ARE NOT PROMPTLY REPAID TO THE EXTENT OF SUCH EXCESS WITHIN ONE BUSINESS DAY

    ****20

    *****30

    +, PROVIDED THAT IF THE AMOUNT INVOLVED IS LESS THAN $50,000 THEN THE SAME SHALL NOT BE AN EVENT OF DEFAULT UNLESS AND UNTIL THE HOLDER OF THE PERMITTED LIEN COMMENCES ANY ACTION TO ENFORCE ITS LIEN AGAINST ANY COLLATERAL;

    ++, OTHER THAN IN CONNECTION WITH AN INITIAL PUBLIC OFFERING OF PARENT COMPANY'S SECURITIES OR ANY PUBLIC OFFERING THEREAFTER,

    7.2 REMEDIES. Upon the occurrence and during the continuance of any Event of Default,* GC, at its option, and without notice or demand of any kind (all of which are hereby expressly waived by Borrower), may do any one or more of the following**: (A) Cease making Loans or otherwise extending credit to Borrower under this Agreement or any other document or agreement; (B) Accelerate and declare all or any part of the Obligations to be immediately due, payable, and performable, notwithstanding any deferred or installment payments allowed by any instrument evidencing or relating to any Obligation; (C) Take possession of any or all of the Collateral wherever it may be found, and for that purpose Borrower hereby authorizes GC without judicial process to enter onto any of Borrower's premises without interference to search for, take possession of, keep, store, or remove any of the Collateral, and remain on the premises or cause a custodian to remain on the premises in exclusive control thereof, without charge for so long as GC deems it reasonably necessary in order to complete the enforcement of its rights under this Agreement or any other agreement; provided, however, that should GC seek to take possession of any of the Collateral by Court process, Borrower hereby irrevocably waives: (i) any bond and any surety or security relating thereto required by any statute, court rule or otherwise as an incident to such possession; (ii) any demand for possession prior to the commencement of any suit or action to recover possession thereof; and (iii) any requirement that GC retain possession of, and not dispose of, any such Collateral until after trial or final judgment; (D) Require Borrower to assemble any or all of the Collateral and make it available to GC at places designated by GC which are reasonably convenient to GC and Borrower, and to remove the Collateral to such locations as GC may deem advisable; (e) Complete the processing, manufacturing or repair of any Collateral prior to a disposition thereof and, for such purpose and for the purpose of removal, GC shall have the right to use Borrower's premises, vehicles, hoists, lifts, cranes, equipment and all other property without charge; (f) Sell, lease or otherwise dispose of any of the Collateral, in its condition at the time GC obtains possession of it or after further manufacturing, processing or repair, at one or more public and/or private sales, in lots or in bulk, for cash, exchange or other property, or on credit, and to adjourn any such sale from time to time without notice other than oral announcement at the time scheduled for sale. GC shall have the right to conduct such disposition on Borrower's premises without charge, for such time or times as GC deems reasonable, or on GC's premises, or elsewhere and the Collateral need not be located at the place of disposition. GC may directly or through any affiliated company purchase or lease any Collateral at any such public disposition, and if permissible under applicable law, at any private disposition. Any sale or other disposition of Collateral shall not relieve Borrower of any liability Borrower may have if any Collateral is defective as to title or physical condition or otherwise at the time of sale; (g) Demand payment of, and collect any Receivables and General Intangibles comprising Collateral and, in connection therewith, Borrower irrevocably authorizes GC to endorse or sign Borrower's name on all collections, receipts, instruments and other documents, to take possession of and open mail addressed to Borrower and remove therefrom payments made with respect to any item of the Collateral or proceeds thereof, and, in GC's sole discretion, to grant extensions of time to pay, compromise claims and settle Receivables, General Intangibles and the like for less than face value; (h) Collect, receive, dispose of and realize upon any Investment Property, including withdrawal of any and all funds from any securities accounts; and (i) Demand and receive possession of any of Borrower's federal and state income tax returns and the books and records utilized in the preparation thereof or referring thereto. All reasonable attorneys' fees, expenses, costs, liabilities and obligations incurred by GC with respect to the foregoing shall be added to and become part of the Obligations, shall be due on demand, and shall bear interest at a rate equal to the highest interest rate applicable to any of the Obligations.

    *AND AT ANY TIME THEREAFTER, WHILE SUCH EVENT OF DEFAULT IS CONTINUING

    **(EXCEPT THAT, PRIOR TO OR CONCURRENTLY WITH THE TAKING OF THE FIRST OF ANY OF THE FOLLOWING ACTIONS, GC SHALL GIVE BORROWER ONE GENERAL WRITTEN NOTICE STATING THAT GC IS "PROCEEDING TO EXERCISE ITS RIGHTS AND REMEDIES" OR WORDS TO THAT EFFECT)

    7.3 STANDARDS FOR DETERMINING COMMERCIAL REASONABLENESS. Borrower and GC agree that a sale or other disposition (collectively, "sale") of any Collateral which complies with the following standards will conclusively be deemed to be commercially reasonable: (i) Notice of the sale is given to Borrower at least seven days prior to the sale, and, in the case of a public sale, notice of the sale is published at least seven days before the sale in a newspaper of general circulation in the county where the sale is to be conducted; (ii) Notice of the sale describes the collateral in general, non-specific terms; (iii) The sale is conducted at a place designated by GC, with or without the Collateral being present; (iv) The sale commences at any time between 8:00 a.m. and 6:00 p.m.;
(v) Payment of the purchase price in cash or by cashier's check or wire transfer is required; (vi) With respect to any sale of any of the Collateral, GC may (but is not obligated to) direct any prospective purchaser to ascertain directly from Borrower any and all information concerning the same. GC shall be free to employ other methods of noticing and selling the Collateral, in its discretion, if they are commercially reasonable. Without limiting the generality of the foregoing, Borrower recognizes that GC may be unable to make a public sale of any or all of the Investment Property, by reason of prohibitions contained in applicable securities laws or otherwise, and expressly agrees that a private sale to a restricted group of purchasers for investment and not with a view to any distribution thereof shall * be considered a commercially **sale ***.

    *NOT

    **UNREASONABLE

    ***FOR SUCH REASON

    7.4 POWER OF ATTORNEY. Upon the occurrence and during the continuance of any Event of Default, without limiting GC's other rights and remedies, Borrower grants to GC an irrevocable power of attorney coupled with an interest, authorizing and permitting GC (acting through any of its employees, attorneys or agents) at any time*, at its option, but without obligation, with or without notice to Borrower, and at Borrower's expense, to do any or all of the following, in Borrower's name or otherwise, but GC agrees to exercise the following powers in a commercially reasonable manner: (A) Execute on behalf of Borrower any documents that GC may, in its sole discretion, deem advisable in order to perfect and maintain GC's security interest in the Collateral, or in order to exercise a right of Borrower or GC, or in order to fully consummate all the transactions contemplated under this Agreement, and all other present and future agreements; (B) Execute on behalf of Borrower any document exercising, transferring or assigning any option to purchase, sell or otherwise dispose of or to lease (as lessor or lessee) any real or personal property which is part of GC's Collateral or in which GC has an interest; (C) Execute on behalf of Borrower, any invoices relating to any Receivable, any draft against any Account Debtor and any notice to any Account Debtor, any proof of claim in bankruptcy, any Notice of Lien, claim of mechanic's, materialman's or other lien, or assignment or satisfaction of mechanic's, materialman's or other lien; (D) Take control in any manner of any cash or non-cash items of payment or proceeds of Collateral; endorse the name of Borrower upon any instruments, or documents, evidence of payment or Collateral that may come into GC's possession; (e) Endorse all checks and other forms of remittances received by GC; (f) Pay, contest or settle any lien, charge, encumbrance, security interest and adverse claim in or to any of the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; (g) Grant extensions of time to pay, compromise claims and settle Receivables and General Intangibles for less than face value and execute all releases and other documents in connection therewith; (h) Pay any sums required on account of Borrower's taxes or to secure the release of any liens therefor, or both; (i) Settle and adjust, and give releases of, any insurance claim that relates to any of the Collateral and obtain payment therefor; (j) Instruct any third party having custody or control of any books or records belonging to, or relating to, Borrower to give GC the same rights of access and other rights with respect thereto as GC has under this Agreement; (k) Execute and deliver to any securities intermediary or other Person any entitlement order, account control agreement or other notice, document or instrument with respect to any Investment Property; and (l) Take any action or pay any sum required of Borrower pursuant to this Agreement and any other present or future agreements. Any and all reasonable sums paid and any and all reasonable costs, expenses, liabilities, obligations and reasonable attorneys' fees incurred by GC with respect to the foregoing shall be added to and become part of the Obligations, shall be payable on demand, and shall bear interest at a rate equal to the highest interest rate applicable to any of the Obligations. In no event shall GC's rights under the foregoing power of attorney or any of GC's other rights under this Agreement be deemed to indicate that GC is in control of the business, management or properties of Borrower.

    *DURING THE CONTINUANCE OF SUCH EVENT OF DEFAULT

    7.5 APPLICATION OF PROCEEDS. All proceeds realized as the result of any sale or other disposition of the Collateral shall be applied by GC first to the reasonable costs, expenses, liabilities, obligations and attorneys' fees incurred by GC in the exercise of its rights under this Agreement, second to the interest due upon any of the Obligations, and third to the principal of the Obligations, in such order as GC shall determine in its sole discretion. Any surplus shall be paid to Borrower or other persons legally entitled thereto; Borrower shall remain liable to GC for any deficiency. If, GC, in its sole discretion, directly or indirectly enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, GC shall have the option, exercisable at any time, in its sole discretion, of either reducing the Obligations by the principal amount of purchase price or deferring the reduction of the Obligations until the actual receipt by GC of the cash therefor.

    7.6 REMEDIES CUMULATIVE. In addition to the rights and remedies set forth in this Agreement, GC shall have all the other rights and remedies accorded a secured party under the California Uniform Commercial Code and under all other applicable laws, and under any other instrument or agreement now or in the future entered into between GC and Borrower, and all of such rights and remedies are cumulative and none is exclusive. Exercise or partial exercise by GC of one or more of its rights or remedies shall not be deemed an election, nor bar GC from subsequent exercise or partial exercise of any other rights or remedies. The failure or delay of GC to exercise any rights or remedies shall not operate as a waiver thereof, but all rights and remedies shall continue in full force and effect until all of the Obligations have been fully paid and performed.

8. DEFINITIONS. AS USED IN THIS AGREEMENT, THE FOLLOWING TERMS HAVE THE FOLLOWING MEANINGS:

  "Account Debtor" means the obligor on a Receivable.
   --------------

  "Additional Collateral" means all property and interests in property and
   ---------------------
proceeds thereof described as collateral in the Related Company Security Agreements.

  "Affiliate" means, with respect to any Person, a relative, partner,
   ---------
shareholder, director, member, officer, or employee of such Person, or any parent or subsidiary of such Person, or any Person controlling, controlled by or under common control with such Person.

  "Agreement" and "this Agreement" means this Loan and Security Agreement and
   ---------       --------------
all modifications and amendments thereto, extensions thereof, and replacements therefor.

  "Borrower Affiliate" means Prime Response, Ltd., a corporation organized under
   ------------------
the laws of England.

  "Business Day" means a day on which GC is open for business.
   ------------

  "Code" means the Uniform Commercial Code as adopted and in effect in the State
   ----
of California  from time to time.

  "Collateral" has the meaning set forth in Section 2.1 above.
   ----------

  "Default" means any event which with notice or passage of time or both, would
   -------
constitute an Event of Default.

  "Deposit Account" has the meaning set forth in Section 9105 of the Code.
   ---------------

  "Eligible Receivables" means unconditional Receivables arising in the ordinary
   --------------------
course of Borrower's or a Related Company's business from the completed sale of goods or rendition of services*, which GC, in its sole judgment, shall deem eligible for borrowing, based on such considerations as GC may from time to time deem appropriate.

    *OR THE LICENSING OF SOFTWARE

  "Equipment" means all of Borrower's present and hereafter acquired
   ---------
machinery, molds, machine tools, motors, furniture, equipment, furnishings, fixtures, trade fixtures, motor vehicles, tools, parts, dyes, jigs, goods and other tangible personal property (other than Inventory) of every kind and description used in Borrower's operations or owned by Borrower and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions or improvements to any of the foregoing, wherever located.

    "Event of Default" means any of the events set forth in Section 7.1 of this
     ----------------
Agreement.

lists, security and other deposits, rights in all litigation presently or hereafter pending for any cause or claim (whether in contract, tort or otherwise), and all judgments now or hereafter arising therefrom, all claims of Borrower against GC, rights to purchase or sell real or personal property, rights as a licensor or licensee of any kind, royalties, telephone numbers, proprietary information, purchase orders, and all insurance policies and claims (including life insurance, key man insurance, credit insurance, liability insurance, property insurance and other insurance), tax refunds and claims, computer programs, discs, tapes and tape files, claims under guaranties, security interests or other security held by or granted to Borrower, all rights to indemnification and all other intangible property of every kind and nature (other than Receivables).

    "Guarantor" means any Person who has guaranteed any of the Obligations.
     ---------

    "Inventory" means all of Borrower's now owned and hereafter acquired goods,
     ---------
merchandise or other personal property, wherever located, to be furnished under any contract of service or held for sale or lease (including all raw materials, work in process, finished goods and goods in transit), and all materials and supplies of every kind, nature and description which are or might be used or consumed in Borrower's business or used in connection with the manufacture, packing, shipping, advertising, selling or finishing of such goods, merchandise or other personal property, and all warehouse receipts, documents of title and other documents representing any of the foregoing.

    "Investment Property" means any and all investment property of Borrower,
     -------------------
including all securities, whether certificated or uncertificated, security entitlements, securities accounts, commodity contracts and commodity accounts, and all financial assets held in any securities account or otherwise, wherever located, and whether now existing or hereafter acquired or arising.

    "Obligations" means all present and future Loans, advances, debts,
     -----------
liabilities, obligations, guaranties, covenants, duties and indebtedness at any time owing by Borrower to GC, whether evidenced by this Agreement or any note or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, banker's acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect, absolute or contingent, due or to become due, including, without limitation, all interest, charges, expenses, fees, attorney's fees, expert witness fees, audit fees, letter of credit fees, loan fees, termination fees, minimum interest charges and any other sums chargeable to Borrower under this Agreement or under any other present or future instrument or agreement between Borrower and GC.

    "Parent Company" means Prime Response Group, Inc., a corporation organized
     --------------
under the laws of __________________.

    "Permitted Liens" means the following: (i) purchase money security interests
    -----------------
in specific items of Equipment; (ii) leases of specific items of Equipment;
(iii) liens for taxes*; (iv) additional security interests and liens which are subordinate to the security interest in favor of GC and are consented to in writing by GC (which consent shall not be unreasonably withheld); (v) security interests being terminated substantially concurrently with this Agreement; (vi) liens of materialmen, mechanics, warehousemen, carriers, or other similar liens arising in the ordinary course of business and securing obligations which are not delinquent**; (vii) liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by liens of the type described above in clauses (i) or (ii) above, provided that any extension, renewal or replacement lien is limited to the property encumbered by the existing lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase; (viii) Liens in favor of customs and revenue authorities which secure payment of customs duties in connection with the importation of goods***. GC will have the right to require, as a condition to its consent under subparagraph (iv) above, that the holder of the additional security interest or lien sign an intercreditor agreement on GC's then standard form, acknowledge that the security interest is subordinate to the security interest in favor of GC, and agree not to take any action to enforce its subordinate security interest so long as any Obligations remain outstanding, and that Borrower agree that any uncured default in any obligation secured by the subordinate security interest shall also constitute an Event of Default under this Agreement.

    *, OR GOVERNMENTAL FEES, ASSESSMENTS OR OTHER GOVERNMENTAL CHARGES OR LEVIES, EITHER NOT DELINQUENT OR BEING CONTESTED IN GOOD FAITH BY APPROPRIATE PROCEEDINGS, PROVIDED THE SAME HAVE NO PRIORITY OVER ANY OF GC'S SECURITY INTERESTS AND THE BORROWER OR RELATED COMPANY MAINTAINS ADEQUATE RESERVES THEREFOR IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES, CONSISTENTLY APPLIED.

    **MORE THAN 45 DAYS, OR ARE BEING CONTESTED IN GOOD FAITH (PROVIDED SUCH LIEN IS NOT FORECLOSED)

    ***;(IX) ANY JUDGMENT, ATTACHMENT OR SIMILAR LIEN, UNLESS THE JUDGMENT IT SECURES IS NOT FULLY COVERED BY INSURANCE AND HAS NOT BEEN DISCHARGED OR EXECUTION THEREOF EFFECTIVELY STAYED AND BONDED AGAINST PENDING APPEAL WITHIN 45 DAYS OF THE ENTRY THEREOF PROVIDED THAT, IF THE JUDGMENT IS NOT FULLY COVERED BY INSURANCE OR EXECUTION THEREOF HAS NOT BEEN SO STAYED AND BONDED, GC SHALL NOT BE REQUIRED TO MAKE ANY LOANS OR OTHERWISE EXTEND CREDIT TO OR FOR THE BENEFIT OF

BORROWER; (X) LICENSES OR SUBLICENSES GRANTED TO OTHERS NOT INTERFERING IN ANY MATERIAL RESPECT WITH THE BUSINESS OF BORROWER OR RELATED COMPANY; AND (XI) LIENS WHICH CONSTITUTE RIGHTS OF SET-OFF OF A CUSTOMARY NATURE OR BANKER'S LIENS ON AMOUNTS ON DEPOSIT, WHETHER ARISING BY CONTRACT OR BY OPERATION OF LAW, IN CONNECTION WITH ARRANGEMENTS ENTERED INTO WITH DEPOSITORY INSTITUTIONS IN THE ORDINARY COURSE OF BUSINESS

    "Person" means any individual, sole proprietorship, partnership, joint
     ------
venture trust, unincorporated organization, association, corporation, government, or any agency or political division thereof, or any other entity.

    "Receivables" means all of Borrower's or a Related Company's now owned and
     -----------
hereafter acquired accounts (whether or not earned by performance), letters of credit, contract rights, chattel paper, instruments, documents and all other forms of obligations at any time owing to Borrower or a Related Company, all guaranties and other security therefor, all merchandise returned to or repossessed by Borrower or a Related Company, and all rights of stoppage in transit and all other rights or remedies of an unpaid vendor, lienor or secured party.

    "Related Company" means Parent Company or Borrower Affiliate.
     ---------------

    "Related Company Guaranty" means a guaranty of a Related Company, in form
     ------------------------
and substance satisfactory to GC, pursuant to which such Related Company guarantees the Obligations.

    "Related Company Obligations" means all obligations of a Related Company
     ---------------------------
under a Related Company Guaranty.

    "Related Company Security Agreement" means (i) as to Parent Company, a
     ----------------------------------
security agreement between Borrower Affiliate and GC, and (ii) as to Borrower Affiliate, a Debenture of Parent Company in favor of GC, each in form and substance satisfactory to GC, pursuant to which such Related Company pledges to GC, and grants to GC a security interest in, such Related Company's accounts receivable and other property and interests in property described therein as security for the Obligations.

  Other Terms.  All accounting terms used in this Agreement, unless otherwise
  -----------
indicated, shall have the meanings given to such terms in accordance with generally accepted accounting principles, consistently applied. All other terms contained in this Agreement, unless otherwise indicated, shall have the meanings provided by the Code, to the extent such terms are defined therein.

9.  GENERAL PROVISIONS.

    Each reference to Borrower in Sections 9.5 through 9.17 below shall be deemed to include a reference to each Related Company.

    9.1 INTEREST COMPUTATION. In computing interest on the Obligations, all checks, wire transfers and other items of payment received by GC (including proceeds of Receivables and payment of the Obligations in full) shall be deemed applied by GC on account of the Obligations THREE Business Days after receipt by GC of immediately available funds. GC shall not, however, be required to credit Borrower's account for the amount of any item of payment which is unsatisfactory to GC in its discretion, and GC may charge Borrower's Loan account for the amount of any item of payment which is returned to GC unpaid.

    9.2 APPLICATION OF PAYMENTS. *payments with respect to the Obligations may be applied, and in GC's sole discretion reversed and reapplied, to the Obligations, in such order and manner as GC shall determine in its sole discretion.

    *SUBJECT TO SECTION 7.5, ALL

    9.3 CHARGES TO ACCOUNT. GC may, in its discretion, require that Borrower pay monetary Obligations in cash to GC, or charge them to Borrower's Loan account, in which event they will bear interest at the same rate applicable to the Loans.

    9.4 MONTHLY ACCOUNTINGS. GC shall provide Borrower monthly with an account of advances, charges, expenses and payments made pursuant to this Agreement. Such account shall be deemed correct, accurate and binding on Borrower and an account stated (except for reverses and reapplications of payments made and corrections of errors discovered by GC), unless Borrower notifies GC in writing to the contrary within *days after each account is rendered, describing the nature of any alleged errors or admissions.

    *90

    9.5 NOTICES. All notices to be given under this Agreement shall be in writing and shall be given either personally or by reputable private delivery service, or by facsimile, or by regular first-class mail, or certified mail return receipt requested, addressed to GC or Borrower at the addresses shown in the heading to this Agreement, or at any other address designated in writing by one party to the other party. All notices shall be deemed to have been given upon delivery in the case of notices personally delivered, or at the expiration of one business day following delivery to the private delivery service, or one day after the date sent by facsimile, or two business days following the deposit thereof in the United States mail, with postage prepaid*.

    * (OR FIVE DAYS FOLLOWING THE DEPOSIT THEREOF IN THE U.K. MAIL, WITH POSTAGE PREPAID)

    9.6 SEVERABILITY. Should any provision of this Agreement be held by any court of competent jurisdiction to be void or unenforceable, such defect shall not affect the remainder of this Agreement, which shall continue in full force and effect.

    9.7 INTEGRATION. This Agreement and such other written agreements, documents and instruments as may be executed in connection herewith are the final, entire and complete agreement between Borrower and GC and supersede all prior and contemporaneous negotiations and oral representations and agreements, all of which are merged and integrated in this Agreement. There are no oral
                                                          -----------------
understandings, representations or agreements between the parties which are not
-------------------------------------------------------------------------------
set forth in this Agreement or in other written agreements signed by the parties
--------------------------------------------------------------------------------
in connection herewith.
----------------------

    9.8 WAIVERS. The failure of GC at any time or times to require Borrower to strictly comply with any of the provisions of this Agreement or any other present or future agreement between Borrower and GC shall not waive or diminish any right of GC later to demand and receive strict compliance therewith. Any waiver of any default shall not waive or affect any other default, whether prior or subsequent, and whether or not similar. None of the provisions of this Agreement or any other agreement now or in the future executed by Borrower and delivered to GC shall be deemed to have been waived by any act or knowledge of GC or its agents or employees, but only by a specific written waiver signed by an authorized officer of GC and delivered to Borrower. Borrower waives demand, protest, notice of protest and notice of default or dishonor, notice of payment and nonpayment, release, compromise, settlement, extension or renewal of any commercial paper, instrument, account, General Intangible, document or guaranty at any time held by GC on which Borrower is or may in any way be liable, and notice of any action taken by GC, unless expressly required by this Agreement.

    9.9 AMENDMENT. The terms and provisions of this Agreement may not be waived or amended, except in a writing executed by Borrower and a duly authorized officer of GC.

    9.10 TIME OF ESSENCE. Time is of the essence in the performance by Borrower of each and every obligation under this Agreement.

    9.11 ATTORNEYS' FEES AND COSTS. Borrower shall reimburse GC for all reasonable attorneys' fees and all filing, recording, search, title insurance, appraisal, audit, and other reasonable costs incurred by GC, pursuant to, or in connection with, or relating to this Agreement (whether or not a lawsuit is filed), including, but not limited to, any reasonable attorneys' fees and costs GC incurs in order to do the following: prepare and negotiate this Agreement and the documents relating to this Agreement; obtain legal advice in connection with this Agreement or Borrower; enforce, or seek to enforce, any of its rights; prosecute actions against, or defend actions by, Account Debtors; commence, intervene in, or defend any action or proceeding; initiate any complaint to be relieved of the automatic stay in bankruptcy; file or prosecute any probate claim, bankruptcy claim, third-party claim, or other claim; examine, audit, copy, and inspect any of the Collateral or any of Borrower's books and records; protect, obtain possession of, lease, dispose of, or otherwise enforce GC's security interest in, the Collateral; and otherwise represent GC in any litigation relating to Borrower. If either GC or Borrower files any lawsuit against the other predicated on a breach of this Agreement, the prevailing party in such action shall be entitled to recover its reasonable costs and attorneys' fees, including (but not limited to) reasonable attorneys' fees and costs incurred in the enforcement of, execution upon or defense of any order, decree, award or judgment. All attorneys' fees and costs to which GC may be entitled pursuant to this Paragraph shall immediately become part of Borrower's Obligations, shall be due on demand, and shall bear interest at a rate equal to the highest interest rate applicable to any of the Obligations.

    9.12 BENEFIT OF AGREEMENT. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors, assigns, heirs, beneficiaries and representatives of Borrower and GC; provided, however, that Borrower may not assign or transfer any of its rights under this Agreement without the prior written consent of GC, and any prohibited assignment shall be void. No consent by GC to any assignment shall release Borrower from its liability for the Obligations.

    9.13 JOINT AND SEVERAL LIABILITY. If Borrower consists of more than one Person, their liability shall be joint and several, and the compromise of any claim with, or the release of, any Borrower shall not constitute a compromise with, or a release of, any other Borrower.

    9.14 LIMITATION OF ACTIONS. Any claim or cause of action by Borrower against GC, its directors, officers, employees, agents, accountants or attorneys, based upon, arising from, or relating to this Agreement, or any other present or future document or agreement, or any other transaction contemplated hereby or thereby or relating hereto or thereto, or any other matter, cause or thing whatsoever, occurred, done, omitted or suffered to be done by GC, its directors, officers, employees, agents, accountants or attorneys, shall be barred unless asserted by Borrower by the commencement of an action or proceeding in a court of competent jurisdiction by the filing of a complaint within one year after* the first act, occurrence or omission upon which such claim or cause of action, or any part thereof, is based, and the service of a summons and complaint on an officer of GC, or on any other person authorized to accept service on behalf of GC, within thirty (30) days thereafter. Borrower agrees that such one-year period is a reasonable and sufficient time for Borrower to investigate and act upon any such claim or cause of action. The one-year period provided herein shall not be waived, tolled, or extended except by the written consent of GC in its sole discretion. This provision shall survive any termination of this Agreement or any other present or future agreement.

    *BORROWER LEARNS OF, OR IN THE EXERCISE OF REASONABLE DILIGENCE SHOULD HAVE LEARNED OF,

    9.15 PARAGRAPH HEADINGS; CONSTRUCTION. Paragraph headings are only used in this Agreement for convenience. Borrower and GC acknowledge that the headings may not describe completely the subject matter of the applicable paragraph, and the headings shall not be used in any manner to construe, limit, define or interpret any term or provision of this Agreement. The term "including," whenever used in this Agreement, shall mean "including (but not limited to)." This Agreement has been fully reviewed and negotiated between the parties and no uncertainty or ambiguity in any term or provision of this Agreement shall be construed strictly against GC or Borrower under any rule of construction or otherwise.

    9.16 GOVERNING LAW; JURISDICTION; VENUE. This Agreement and all acts and transactions hereunder and all rights and obligations of GC and Borrower shall be governed by the laws of the State of California. As a material part of the consideration to GC to enter into this Agreement, Borrower (i) agrees that all actions and proceedings relating directly or indirectly to this Agreement shall, at GC's option, be litigated in courts located within California*, and that the exclusive venue for ** shall be Los Angeles County; (ii) consents to the jurisdiction and venue of any such court and consents to service of process in any such action or proceeding by personal delivery or any other method permitted by law; and (iii) waives any and all rights Borrower may have to object to the jurisdiction of any such court, or to transfer or change the venue of any such action or proceeding.

    * OR THE UNITED KINGDOM

    ** ANY ACTION OR PROCEEDING IN CALIFORNIA

    9.17 Mutual Waiver of Jury Trial. BORROWER AND GC EACH HEREBY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO, THIS AGREEMENT OR ANY OTHER PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN GC AND BORROWER, OR ANY CONDUCT, ACTS OR OMISSIONS OF GC OR BORROWER OR ANY OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR ANY OTHER PERSONS AFFILIATED WITH GC OR BORROWER, IN ALL OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE.

                  (remainder of page intentionally left blank)

BORROWER:

    PRIME RESPONSE, INC.

    By: /s/ Jamie Gunn
        --------------------------------------
        President or Vice President


    By: /s/ Jamie Gunn
        --------------------------------------
        Secretary or Ass't Secretary

GC:
    GREYROCK CAPITAL,

    A DIVISION OF BANC OF AMERICA COMMERCIAL FINANCE
    CORPORATION

    By: /s/ Lisa Nagano
       --------------------------------------

    TITLE: Senior Vice President
          -----------------------------------

                RELATED COMPANY CONSENTS
                ------------------------

           Each of Prime Response Group, Inc., a
         corporation organized under the laws of
         Delaware, and Prime Response, Ltd., a
         corporation organized under the laws of
         England, hereby approves of, agrees to and consents to all of the terms and provisions of the foregoing as they relate to it, and agrees to be bound thereby.

RELATED COMPANIES:

     PRIME RESPONSE GROUP, INC.

     BY: /s/ Jamie Gunn
         --------------------------------------
     TITLE: Vice President
            -----------------------------------

     PRIME RESPONSE, LTD.

     BY: /s/ Jamie Gunn
         --------------------------------------
     TITLE: Vice President
            -----------------------------------

[GREYROCK LOGO APPEARS HERE]

                                  SCHEDULE TO
                          LOAN AND SECURITY AGREEMENT

BORROWER:    PRIME RESPONSE, INC.
Address:     150 CAMBRIDGE PARK DRIVE
             CAMBRIDGE, MASSACHUSETTS  02140

Date:        OCTOBER 28, 1999

This Schedule is an integral part of the Loan and Security Agreement between GREYROCK CAPITAL, A DIVISION OF BANC OF AMERICA COMMERCIAL FINANCE CORPORATION ("GC") and the borrower named above ("Borrower") of even date.

===============================================================================


1.  CREDIT LIMIT
    (Section 1.1):
                        An amount not to exceed the lesser of (1) or (2) below:
                        (1) $5,000,000 at any one time outstanding; or

                        (2) an amount equal to the sum of the following (without duplication): (A) the amount equal to 85% of the amount of Borrower's Eligible Receivables (as defined in
                        Section 8 above), plus (B) the unpaid principal balance
                                          ----
                        of the Term Loan in the original principal amount of $2,000,000 being made concurrently herewith by GC to Borrower (the "Term Loan") and evidenced by the Secured Promissory Note (the "Term Note") of even date herewith made by Borrower to the order of GC.

===============================================================================
2.  INTEREST
    INTEREST RATE (Section 1.2):

                        The interest rate in effect throughout each calendar month during the term of this Agreement shall be the highest "Prime Rate" in effect during such month, plus 2% per annum; provided that the interest rate in effect in each month shall not be less than 7% per annum, and provided further that the interest charged for each month shall be a minimum of $12,000, regardless of the amount of the Obligations outstanding. Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed. As used herein, "Prime Rate" shall mean the actual prime rate or the substitute therefor of Bank of

                        America, N.A. ("BofA") whether or not that rate is the lowest interest rate charged by BofA. If the Prime Rate, as so defined, is unavailable on any date of determination, "Prime Rate" shall mean the highest of the prime rates published in the Wall Street Journal, on such date of determination, as the base rate on corporate loans at large United States money center commercial banks, as determined in good faith by GC, which determination shall be conclusive absent manifest error.

================================================================================

3.  FEES (Section 1.3/Section 6.2):

     LOAN FEE:          $50,000, payable on the Closing Date.

     TERMINATION FEE:   None.

     NSF CHECK CHARGE:  $15.00 per item.

     WIRE TRANSFERS:    $15.00 per transfer.
===============================================================================

4.  MATURITY DATE                November 30, 2000, subject to automatic renewal
    Section 6.1 (Section 6.1):   as provided in above, and early termination as
                                 provided in Section 6.2 above.

===============================================================================

5.  REPORTING           Borrower shall provide GC with the following:
(Section 5.2):
                        1.  Annual financial statements, as soon as available,
                            and in any event within 90 days following the end of Parent Company's fiscal year, certified by independent certified public accountants acceptable to GC.

                        2. Quarterly unaudited financial statements, as soon as available, and in any event within 30 days after the end of each fiscal quarter of Parent Company.

                        3. Copies of the regular, periodic or special reports that Parent Company or any subsidiary may make to, or file with, any governmental authority or entity in the U.S. or U.K. within 5 days after the earlier of the date they are filed or required to be filed.

                        4. Monthly unaudited financial statements as soon as available and, in any event, no later than 30 days after the end of each month.

                        5. Monthly Receivable agings, aged by invoice date, within 10 days after the end of each month.

                        6. Monthly accounts payable agings, aged by invoice date, and outstanding or held check registers within 10 days after the end of each month.

                        7. Such other information as GC shall from time to time reasonably request with respect to Receivables of Borrower and the Related Companies and such other information reasonably requested by GC relating thereto.
==============================================================================

6.  BORROWER INFORMATION:
    PRIOR NAMES OF BORROWER
    (Section 3.2):                ---------------------------------------------

    PRIOR TRADE NAMES OF BORROWER
    (Section 3.2):                ---------------------------------------------

    EXISTING TRADE NAMES OF
    BORROWER
    (Section 3.2):                ---------------------------------------------

    OTHER LOCATIONS AND ADDRESSES
    (Section 3.3):                1099 18th Street, Suite 500, Denver, CO 80202
                                  ---------------------------------------------
    MATERIAL ADVERSE LITIGATION
    (Section 3.10):               See attached
                                  ---------------------------------------------

===============================================================================
7.  ADDITIONAL                    1.  RELATED COMPANY RECEIVABLES. (A) In order
    PROVISIONS:                   to be Eligible Receivables, the Borrower
                                  Affiliate's Receivables (the "U.K.
                                  Receivables") shall be billed from and payable to offices in England (even though bills may be sent to, and payments may be remitted from, other countries). Currencies in other than U.S. Dollars or English pounds sterling in which U.K. Receivables are denominated shall be acceptable to GC in its sole discretion.
                                  For purposes hereof, all determinations based on any Receivables denominated in a currency other than U.S. Dollars shall be made using the equivalent amount in U.S. Dollars at the spot rate of exchange of Bank of America, N.A.
                                  (B) Daily reporting of transactions and daily schedules and assignments of Receivables and schedules of collections, called for by
                                  Section 4.3 of the Loan Agreement, will not be required with respect to any Related Company's
                                  Receivables. Instead, Borrower will provide GC with a monthly Borrowing Base Certificate, in such form as GC shall from time to time specify, within 10 days after the end of each month, with respect to any Related Company's
                                  Receivables. In the event, as of the end of any month, the total of all Loans and all other Obligations secured by all Eligible
                                  Receivables (determined after including all
                                  Related Company Receivables) exceeds the
                                  Credit Limit set forth above, Borrower shall immediately pay the amount of the excess to GC. (C) Delivery of the proceeds of any Related Company's Receivables and other
                                  Additional Collateral within one business day after receipt, as called for by Sections 4.4 and 5.4 of the Loan Agreement, will not be required. (D) The foregoing provisions of this
                                  Section 7 shall immediately terminate if any Default or Event of Default occurs and is continuing. Upon any such termination,
                                  Borrower shall, then and thereafter, provide
                                  GC with the daily reporting of transactions and daily schedules and assignments of the Related Company's Receivables and schedules of collections, as called for by Section 4.3 of the Loan Agreement, and Borrower shall deliver all proceeds of the Related Company's
                                  Receivables and other Additional Collateral to GC, within one business day after receipt, as called for by Sections 4.4 and 5.4 of the Loan Agreement.

                                  2.  CERTAIN CONDITIONS PRECEDENT.  The
                                  availability of all Loans shall be subject to the conditions precedent that GC shall have received, in form and substance satisfactory to GC and its counsel:

                                  (i) the Parent Company's Security Agreement, duly executed by the Parent Company; and

                                  (ii) the Parent Company's Guaranty, duly executed by the Parent Company.

                                  The availability of Loans secured by any U.K. Receivables shall be subject to the conditions precedent that GC shall have received, in form and substance satisfactory to GC and its counsel:

                                  (i)  a certificate of the Secretary or other
                                       appropriate officer of Borrower Affiliate certifying (A) copies of the articles of incorporation and bylaws (or other applicable organizational documents), of the Borrower Affiliate and the resolutions and other actions taken or adopted by the Borrower Affiliate authorizing the execution, delivery and performance of the Borrower Affiliate Security Agreement and Guaranty to which it is a party (the "U.K. Documents"), and
                                       (B) the incumbency, authority and
                                       signatures of each officer of Borrower
                                       Affiliate authorized to execute and
                                       deliver the U.K. Documents, and act with respect thereto; and

                                  (ii) a favorable legal opinion of U.K. counsel
                                       to the Borrower Affiliate as to such
                                       matters as GC may reasonably request.

                                  The availability of Loans to be secured by any Related Company Receivables shall be subject to the condition precedent that GC shall have received, in form and substance satisfactory to GC and its counsel, evidence that all filings, registrations and recordings have been made in the appropriate governmental offices, and all other action has been taken, which shall be necessary to create, in favor of GC, a perfected first priority pledge of and security interest in the Additional Collateral.

                                  3. CORPORATE STRUCTURE. Borrower represents and warrants that its corporate structure is as follows: Parent Company owns (directly or indirectly) 100% of the outstanding stock of Borrower and Borrower Affiliate. The Parent Company has no other subsidiaries, other than as set forth above.

                                  4.  FOREIGN LAW PROVISIONS.  (A) Each of
                                  Borrower and the Related Companies (each an
                                  "Obligor") shall pay all amounts of principal, interest, fees and other amounts due under this Agreement and any and all related instruments and agreements (collectively, the "Loan Documents") free and clear of, and without reduction for or on account of, any present and future taxes, levies, imposts, duties, fees, assessments, charges, deductions or withholdings and all liabilities with respect thereto excluding, in the case of GC, income and franchise taxes imposed on it by the jurisdiction under the laws of which GC is organized or in which its principal executive offices may be located or any political subdivision or taxing authority thereof or therein, and by the jurisdiction of GC's lending office and any political subdivision or taxing authority thereof or therein (all such nonexcluded taxes, levies, imposts, duties, fees, assessments, charges, deductions, with-holdings and liabilities being hereinafter referred to as "Taxes"). If any Taxes shall be required by law to be deducted or withheld from any payment, Obligor shall increase the amount paid so that GC receives when due (and is entitled to retain), after deduction or with-holding for or on account of such Taxes (including deductions or withholdings applicable to additional sums payable under this Section), the full amount of the payment pro-vided for in the Loan Documents. (B) If an Obligor makes any payment hereunder in respect of which it is required by law to make any deduction or withholding, it shall pay the full amount to be deducted or withheld to the relevant taxation or other authority within the time allowed for such payment under applicable law and promptly thereafter shall furnish to GC an original or certified copy of a receipt evidencing payment thereof, together with such other information and documents as GC may reasonably request. If no Taxes are payable in respect of any payment hereunder or in connection herewith, the Obligor shall, upon request of GC, furnish to GC a certificate from each appropriate taxing authority, or an opinion of counsel acceptable to GC, in either case stating that such payment is exempt from or not subject to Taxes. (C) If GC is required by law to make any payment on account of Taxes, or any liability in respect of any Tax is imposed, levied or assessed against GC, the Obligor shall indemnify GC for and against such payment or liability, together with any incremental taxes, interest or penalties, and all costs and expenses, payable or incurred in connection therewith, including Taxes imposed on amounts payable under this Section 8, whether or not such payment or liability was correctly or legally asserted. A certificate of GC as to the amount of any such payment shall, in the absence of manifest error, be conclusive and binding for all purposes. (D) The Obligor agrees to indemnify GC against and hold it harmless from any and all present and future stamp, transfer, documentary and other such taxes, levies, fees, assessments and other charges made by any jurisdiction by reason of the execution, delivery, performance and enforcement of the Loan Documents. (E) Payment in U.S. Dollars of all amounts due under the Loan Documents is of the essence, and U.S. Dollars shall be the currency of account in all events. The payment obligations of an Obligor under the Loan Documents shall not be discharged by an amount paid in another currency or in another place, whether pursuant to a judgment or otherwise, to the extent that the amount so paid on conversion to U.S. Dollars and transfer to GC under normal banking procedures (after premium and costs of exchange) does not yield the amount of U.S. Dollars due under the Loan Documents. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in U.S. Dollars into another currency (the "Other Currency"), the rate of exchange used shall be that at which in accordance with normal banking procedures GC could purchase U.S. Dollars with the Other Currency on the Business Day preceding that on which final judgment is given. The obligation of any Obligor in respect of any such sum due from it to GC under the Loan Documents shall, notwithstanding any judgment in such Other Currency, be discharged only to the extent that on the Business Day following receipt by GC of any sum adjudged to be so due in the Other Currency, GC may in accordance with normal banking procedures purchase U.S. Dollars with the Other Currency; if the U.S. Dollars so purchased are less than the sum originally due to GC in U.S. Dollars, each Obligor agrees, as a separate and independent obligation and notwithstanding any such judgment, to indemnify GC against such loss, and if the U.S. Dollars so purchased exceed the sum originally due to GC in U.S. Dollars, GC agrees to remit to Borrower such excess.

                                  5.  CLOSING AS TO BORROWER AFFILIATE.  Not
                                  later than 30 days from the date hereof, all documentary conditions precedent set forth in
                                  Section 7(2) above as to Borrower Affiliate must be satisfied. It shall be an Event of Default if such conditions are not satisfied by such date.

                  (remainder of page intentionally left blank)

BORROWER:                         GC:

PRIME RESPONSE, INC.              GREYROCK CAPITAL,
                                  A DIVISION OF BANC OF AMERICA COMMERCIAL
                                  FINANCE CORPORATION

By: /s/ Jamie Gunn                By: /s/ Lisa Nagano
   --------------------------        ---------------------------------
President or Vice President       Title: Senior Vice President
                                        ------------------------------

By: /s/ Jamie Gunn
   --------------------------
Secretary or Ass't Secretary

    RELATED COMPANY CONSENTS
    ------------------------
   Each of Prime Response Group, Inc.,
 a corporation organized under the laws of Delaware, and Prime Response, Ltd., a corporation organized under the laws of England, hereby approves of, agrees to and consents to all of the terms and provisions of the foregoing as they relate to it, and agrees to be bound thereby.

RELATED COMPANIES:

     PRIME RESPONSE GROUP, INC.

     BY: /s/ Jamie Gunn
        --------------------------------
     TITLE: Vice President
           -----------------------------


     PRIME RESPONSE, LTD.

     BY: /s/ Jamie Gunn
        --------------------------------
     TITLE: Vice President
           -----------------------------